EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Number 333-114958) of Harsco Corporation of our report dated June 30, 2008 relating to the financial statements of the Harsco Retirement Savings and Investment Plan, which appears in this Form 11-K.

/S/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 30, 2008